CoreSite Reports Fourth Quarter 2019 Financial Results

-- Achieved Company Record for New and Expansion Sales in 2019 --

-- Delivered New Data Center Capacity of 224,000 Square Feet for Year, including 74,000 in Q4 --

-- Additional Capacity Currently Under Development of 196,000 Square Feet --

DENVER, CO – February 6, 2020 – CoreSite Realty Corporation (NYSE:COR) (“the Company”), a premier provider of secure, reliable, high-performance data center and interconnection solutions across the U.S., today announced financial results for the fourth quarter ended December 31, 2019.

2019 Annual Highlights

•	Key Financial Results –
o	Grew operating revenues to $572.7 million, an annual increase of 5.2%
o	Delivered net income of $2.05 per common diluted share, an annual decrease of $0.17
o	Generated Funds From Operations “FFO” of $5.10 per diluted share & unit, an annual increase of $0.04
o	Commenced $48.3 million of annualized GAAP rent, an increase of 46.8% over 2018
o	Signed $55.0 million of annualized GAAP rent, nearly double the $27.7 million in 2018
o	Delivered new data center capacity of 224,000 square feet

Q4 Quarterly Highlights

•	Key Financial Results –
o	Grew operating revenues to $146.0 million, an increase of 5.0% year over year and 0.8% sequentially
o	Delivered net income of $0.51 per common diluted share, a decrease of $0.03 year over year and an increase of $0.04 sequentially
o	Generated FFO of $1.30 per diluted share & unit, an increase of $0.04, or 3.2%, year over year and $0.02 sequentially
•	Lease Commencements –
o	Commenced 130 new and expansion leases for 86,187 net rentable square feet (“NRSF”), representing $16.6 million of annualized GAAP rent, for an average rate of $193 per square foot
•	Leasing Activity –
o	Signed 129 new and expansion leases for 30,770 NRSF and $6.6 million of annualized GAAP rent, for an average rate of $216 per square foot
o

Renewed 323 leases for 151,057 NRSF and $21.9 million of annualized GAAP rent, for an average rate of $145 per square foot, reflecting a decrease of 0.8% in cash rent, an increase of 0.1% in GAAP rent, and 2.9% churn

Q4 2019 Notable Events

•	Placed into Service Data Center Expansions of approximately 74,000 square feet
o	Delivered into service SV8 Phase 2 for 54,000 NRSF with 100% occupancy, and BO1 for 20,000 NRSF

“We executed well on our 2019 priorities for sustainable growth including achieving a record leasing year,” said Paul Szurek, CoreSite’s President and Chief Executive Officer.  “We delivered significant new capacity in 2019 with more coming in 2020, and our pipeline supports agile capacity additions for future growth. We believe our connected campuses, and the interoperability they enable for our customers, positions us well to benefit from secular tailwinds for data center space and the increasing demand for powerful, scalable hybrid-cloud solutions.”

© 2019, CoreSite, L.L.C. All Rights Reserved
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Sales Activity

CoreSite achieved new and expansion sales of $6.6 million of annualized GAAP rent for the quarter.

“We delivered a record level of sales for 2019, which included ongoing growth in core retail colocation as well as strategic scale leasing,” said Steve Smith, Chief Revenue Officer.  “Our new data center capacity enabled us to achieve $55.0 million in annualized GAAP rent in 2019, which was nearly double our 2018 sales of $27.7 million. Our results reflect growing traction with enterprises moving to high performance hybrid cloud architectures within our customer ecosystems and our success in solving our customers’ dynamic requirements.  Also as part of our leasing, annualized GAAP rent for sales to new logos increased 50% over 2018.”

Development Activity

CoreSite continues to execute on its property development pipeline and exited 2019 with 25% available capacity in NRSF in its top five markets, compared to 16% at the end of 2018.

•	Completed Construction

During the fourth quarter, CoreSite completed construction of SV8 Phase 2, by delivering approximately 54,000 NRSF, and commenced the customer lease in December.  CoreSite also completed construction of nearly 20,000 NRSF at BO1.  For the year, the Company completed and placed into service about 224,000 NRSF.

•	Construction in Progress

As of December 31, 2019, CoreSite had a total of approximately 196,000 NRSF of turn-key data center capacity under construction, as detailed below.

				Costs Incurred	Estimated
			Estimated	To-Date	Total Costs	Percent
Market	Building	NRSF	Completion	(in millions)	(in millions)	Leased

Under Construction:

Data center expansion
New York	NY2, Phase 3	34,589	Q1 / Q2 2020	21.0	51.0	3.8%
San Francisco Bay	SV8, Phase 3	54,056	Q2 2020	2.6	42.0	—
Total data center expansion		88,645		$23.6	$93.0	1.5%

New development
Chicago	CH2, Phase 1	56,000	Q2 2020	$95.5	$120.0	—%
Los Angeles	LA3, Phase 1	51,000	Q3 / Q4 2020	48.8	134.0	74.3
Total new development		107,000		$144.3	$254.0	35.4%

Total under construction		195,645		$167.9	$347.0	20.0%

•	CoreSite’s ongoing data center development and operational position includes –
o

the ability to increase its occupied footprint of land and buildings, both owned or leased, by about 2.1 million NRSF, or about 92.9%, including space unoccupied, under construction, pre-construction or held for development, and

o	owning (versus leasing) 92.4% of its current and developable 4.3 million data center NRSF, supporting operational control, expansion and long-term expense management

© 2020, CoreSite, L.L.C. All Rights Reserved
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Balance Sheet, Financing and Liquidity

On November 8, 2019, the Company extended its debt maturity profile and amended and restated its credit agreement, while providing additional liquidity of $100 million, which was used to pay down a portion of the revolving credit facility balance and for general corporate purposes.

CoreSite also addressed all near-term debt maturities by combining and extending its 2020 and 2021 term loan maturities into a $350 million term loan due in April 2025, and extended the maturity date of its $150 million senior unsecured term loan from April 2023 to April 2024.  Additionally, CoreSite extended the maturity on its revolving credit facility term from April 2022 to November 2023, with a one-year extension option.

The Company’s balance sheet remains strong, with a ratio of net principal debt to fourth quarter annualized adjusted EBITDA of 4.7 times.  As of the end of the fourth quarter, CoreSite had $385.6 million of total liquidity, including $3.0 million of cash and $382.6 million of available capacity on its revolving credit facility to fund its 2020 data center expansion plans, including $179.1 million of remaining construction costs on its properties currently under development.

Operational Excellence

The Company delivered strong 2019 operational results for data center reliability and Power Utilization Effectiveness (“PUE”).

For 2019, CoreSite achieved an “eight 9’s” level of reliability, or 99.999999% uptime for power and cooling across its portfolio of data centers, which exceeded the Company’s target of “six 9s” and the industry standard of “five 9s”.

Also in 2019, the Company delivered an approximate 4.8% improvement in PUE on a same-store basis compared to 2018.  CoreSite’s improvement in PUE enables customers and the Company to be more cost efficient and also contributes to a more sustainable environment.

Financial Outlook

The Company’s outlook is based on current economic conditions, internal assumptions about its customer base, and the supply and demand dynamics of the markets in which it operates. The guidance does not include the impact of any future financing, investment or disposition activities, beyond what has already been disclosed.

The Company’s guidance for 2020 includes –

o	Net income attributable to common diluted shares in a range of $1.74 to $1.84, and
o	FFO per common diluted share and unit in the range of $5.10 to $5.20

The difference between net income and FFO represents real estate depreciation and amortization. For further details on the Company’s 2020 guidance, including operating revenues, Adjusted EBITDA, depreciation and amortization and capital expenditures, along with guidance drivers and other information, please see page 23 of CoreSite’s Supplemental Information.

© 2020, CoreSite, L.L.C. All Rights Reserved
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Upcoming Conferences and Events

CoreSite’s management will participate in Citi’s 2020 Global Property CEO Conference in Hollywood, Florida on March 2-3 and NYU’s 25th Annual REIT Symposium in New York City on March 31.

Conference Call Details

CoreSite will host its fourth quarter 2019 earnings call on Thursday, February 6, 2020, at 12:00 p.m. (Eastern Time).  The call will be accessible by dialing 1-877-407-3982 (domestic) or 1-201-493-6780 (international).

A replay will be available after the call until February 13, 2020, and can be accessed dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international). The passcode for the replay is 13697864.

The quarterly conference call also will be offered as a simultaneous webcast, accessible by visiting CoreSite.com and clicking on the “Investors” link. An on-line replay will be available for a limited time immediately following the call.

Concurrently with issuing its financial results, the Company will post its fourth quarter 2019 Supplemental Information on its website at CoreSite.com, under the “Investors” link.

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 1,350 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 450+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Carole Jorgensen

Vice President Investor Relations and Corporate Communications

303-405-1012
InvestorRelations@CoreSite.com

© 2020, CoreSite, L.L.C. All Rights Reserved
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Forward Looking Statements

This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the Company’s data centers in certain markets and any adverse developments in local economic conditions or the level of supply of or demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition,  including indirect competition from cloud service providers;  failure to obtain necessary outside financing; the ability to service existing debt; the failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in its most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

Use of Funds From Operations (“FFO”)

FFO is a supplemental measure of CoreSite’s performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance. The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

CoreSite’s management uses FFO as a supplemental performance measure because, by excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

CoreSite offers this measure because it recognizes that investors use FFO as a basis to compare its operating performance with that of other REITs. However, the utility of FFO as a measure of the Company’s performance is limited because FFO excludes depreciation and amortization and captures neither the changes in the value of its properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact the Company’s financial condition and results from operations. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to pay dividends

© 2020, CoreSite, L.L.C. All Rights Reserved
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or make distributions. In addition, CoreSite’s calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from the Company. Investors in CoreSite’s securities should not rely on these measures as a substitute for any GAAP measure, including net income.

Use of Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”)

EBITDAre is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). EBITDAre is defined as earnings before interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. CoreSite calculates adjusted EBITDA by adding its non-cash compensation expense, transaction costs from unsuccessful deals and business combinations and litigation expense to EBITDAre as well as adjusting for the impact of other impairment charges, gains or losses from sales of undepreciated land and gains or losses on early extinguishment of debt. Management uses EBITDAre and adjusted EBITDA as indicators of the Company’s ability to incur and service debt. In addition, CoreSite considers EBITDAre and adjusted EBITDA to be appropriate supplemental measures of its performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDAre and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of the Company’s business, their utilization as a cash flow measurement is limited.

© 2020, CoreSite, L.L.C. All Rights Reserved
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Consolidated Balance Sheets

(in thousands, except per share data)

	December 31,	December 31,
	2019	2018
Assets:
Investments in real estate:
Land	$94,593	$86,955
Buildings and improvements	1,989,731	1,730,329
	2,084,324	1,817,284
Less: Accumulated depreciation and amortization	(720,498)	(590,784)
Net investment in operating properties	1,363,826	1,226,500
Construction in progress	394,474	265,921
Net investments in real estate	1,758,300	1,492,421
Operating lease right-of-use assets, net	172,976	190,304
Cash and cash equivalents	3,048	2,599
Accounts and other receivables, net	21,008	18,464
Lease intangibles, net	3,939	6,943
Goodwill	40,646	40,646
Other assets, net	101,082	102,290
Total assets	$2,100,999	$1,853,667

Liabilities and equity:
Liabilities
Debt, net	$1,478,402	$1,130,823
Operating lease liabilities	187,443	202,699
Accounts payable and accrued expenses	123,304	89,315
Accrued dividends and distributions	62,332	55,679
Acquired below-market lease contracts, net	2,511	2,846
Unearned revenue, prepaid rent and other liabilities	33,119	37,672
Total liabilities	1,887,111	1,519,034

Stockholders' equity
Common stock, par value $0.01	373	363
Additional paid-in capital	512,324	491,314
Accumulated other comprehensive loss	(6,026)	(2,193)
Distributions in excess of net income	(348,509)	(246,929)
Total stockholders' equity	158,162	242,555
Noncontrolling interests	55,726	92,078
Total equity	213,888	334,633
Total liabilities and equity	$2,100,999	$1,853,667

© 2020, CoreSite, L.L.C. All Rights Reserved
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Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Operating revenues:
Data center revenue:(1)
Rental, power, and related revenue	$123,597	$122,598	$118,341	$485,131	$463,086
Interconnection revenue	19,477	19,082	18,026	75,751	69,709
Total data center revenue	143,074	141,680	136,367	560,882	532,795
Office, light-industrial and other revenue	2,961	3,211	2,779	11,845	11,597
Total operating revenues	146,035	144,891	139,146	572,727	544,392

Operating expenses:
Property operating and maintenance	39,865	41,251	39,487	157,293	152,357
Real estate taxes and insurance	5,709	4,973	4,910	22,866	19,239
Depreciation and amortization	39,737	40,546	36,035	152,925	141,633
Sales and marketing	5,527	5,476	5,394	22,439	21,023
General and administrative	10,641	10,671	10,534	43,764	40,090
Rent	8,872	8,331	7,420	32,624	27,696
Transaction costs	—	—	—	—	75
Total operating expenses	110,351	111,248	103,780	431,911	402,113
Operating income	35,684	33,643	35,366	140,816	142,279
Interest expense	(10,917)	(10,986)	(9,448)	(41,712)	(35,526)
Income before income taxes	24,767	22,657	25,918	99,104	106,753
Income tax (expense) benefit	(22)	(13)	(20)	(67)	10
Net income	24,745	22,644	25,898	99,037	106,763
Net income attributable to noncontrolling interests	5,551	5,194	6,267	23,197	28,841
Net income attributable to common shares	$19,194	$17,450	$19,631	$75,840	$77,922

Net income per share attributable to common shares:
Basic	$0.51	$0.47	$0.54	$2.06	$2.23
Diluted	$0.51	$0.47	$0.54	$2.05	$2.22

Weighted average common shares outstanding:
Basic	37,291	36,951	36,300	36,766	34,957
Diluted	37,489	37,132	36,486	36,944	35,137

(1)

During 2018, the Financial Accounting Standards Board (“FASB”) issued updates to the new lease accounting standard. As a result of the updates the Company has combined contractual data center rental, power, and tenant reimbursements and other revenue into a single line item as shown below:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Rental revenue	$79,257	$77,907	$74,326	$308,623	$293,823
Power revenue	41,804	41,783	41,637	165,406	157,993
Tenant reimbursement and other	2,536	2,908	2,378	11,102	11,270
Rental, power, and related revenue	$123,597	$122,598	$118,341	$485,131	$463,086

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Reconciliations of Net Income to FFO

(in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Net income	$24,745	$22,644	$25,898	$99,037	$106,763
Real estate depreciation and amortization	38,190	39,092	34,853	147,042	136,458
FFO available to common shareholders and OP unit holders	$62,935	$61,736	$60,751	$246,079	$243,221

Weighted average common shares outstanding - diluted	37,489	37,132	36,486	36,944	35,137
Weighted average OP units outstanding - diluted	10,797	11,118	11,602	11,275	12,903
Total weighted average shares and units outstanding - diluted	48,286	48,250	48,088	48,219	48,040

FFO per common share and OP unit - diluted	$1.30	$1.28	$1.26	$5.10	$5.06

Reconciliations of Net Income to EBITDAre and Adjusted EBITDA:

(in thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Net income	$24,745	$22,644	$25,898	$99,037	$106,763
Adjustments:
Interest expense	10,917	10,986	9,448	41,712	35,526
Income taxes	22	13	20	67	(10)
Depreciation and amortization	39,737	40,546	36,035	152,925	141,633
EBITDAre	$75,421	$74,189	$71,401	$293,741	$283,912
Non-cash compensation	3,603	3,732	3,174	14,384	12,038
Transaction costs / litigation	—	7	—	7	168
Adjusted EBITDA	$79,024	$77,928	$74,575	$308,132	$296,118

© 2020, CoreSite, L.L.C. All Rights Reserved
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